Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on January 14, 2004

NCR Fourth-Quarter Revenue and EPS Will Exceed Expectations

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that higher-than-expected Financial Self Service and Data Warehousing revenues and greater-than-expected benefit from foreign currency fluctuations led to total company revenue of $1.62 billion to $1.64 billion for the quarter ended Dec. 31, 2003. This equates to 3 percent to 4 percent revenue growth from the fourth quarter of 2002, including 6 percentage points of favorable currency impact versus the 3 to 4 percentage points anticipated.

NCR anticipates the better-than-expected revenue, positive impact from currency fluctuations and actions taken to improve the operational efficiency of the company will result in net income for the fourth quarter of approximately $0.80 per diluted share. According to First Call, the mean estimate among Wall Street analysts for the fourth quarter of 2003 is $0.59 per share. Net income in the fourth quarter of 2002 was $0.57 per share.

The company also reported today that it expects 2004 earnings per share of $0.85 to $0.95 per share, assuming 98 million fully diluted shares outstanding. According to First Call, the current mean estimate among Wall Street analysts for 2004 is $0.87 per share. Earnings for 2004 are expected to reflect continued improvements in business-unit performance and operating efficiency, as well as $140 million of pension expense versus the $105 million of pension expense experienced in 2003.

NCR will provide more detailed information regarding its fourth-quarter performance and guidance for 2004 when it releases its finalized fourth-quarter results on Jan. 27, 2004. The

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company’s fourth-quarter results will be discussed during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship TechnologyTM solutions that maximize the value of customer interactions. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries. Relationship Technology is either a registered trademark or trademark of NCR Corporation in the United States and/or other countries.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point of service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings such as Retail Store Automation and Financial Self Service solutions;

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short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.